                                                                    EXHIBIT 99.3



  November 3, 1995


  Members of the Board of Directors
  McDATA Corporation
  310 Interlocken Parkway
  Broomfield, Colorado  80021-3464


  Gentlemen:

       We hereby consent to the use of our opinion letter dated October 25, 1995 to the Board of Directors of McDATA Corporation, attached as Annex B to the Consent Solicitation/Prospectus which forms part of the Registration Statement on Form S-4 of EMC Corporation, and to the references therein to our firm and to such opinion under the headings "SUMMARY--Opinion of Financial Advisor" and "THE MERGER--Background of the Merger" and "Opinion of Financial Advisor." In giving such consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, and (ii) that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


  Very truly yours,


  MONTGOMERY SECURITIES


                                       4